
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                       9,313,952
<SECURITIES>                                         0
<RECEIVABLES>                                   39,803
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              56,178,992<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                56,178,992<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             3,318,068<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               746,491
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,518,497<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,518,497
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,518,497
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,463,541 and Investment in Zero-coupon U.S. Treasury Securities of $45,361,696.
<F2>Liabilities include redemptions payable of $2,724,546, accrued brokerage fees of $186,941, accrued administrative expenses of $182,641, accrued management fees of $46,735, and accrued incentive fees of $6,068.
<F3>Total revenue includes realized trading revenue of $1,771,767, net change in unrealized of $684,109, interest income of $737,613 and change in valuation of Yield Pool of $124,579.
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $53,080.

